AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700) — RATING: DO-C9

2. CONTRACT *(Proc. Inst. Ident.)* NO.: [redacted]

3. EFFECTIVE DATE:

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.: [redacted]

5. ISSUED BY — CODE [redacted]

[redacted]

6. ADMINISTERED BY *(If other than Item 5)* — CODE S0302A

DCMA MOUNTAIN PACIFIC
WEST 6TH AVENUE AND KIPLING STREET
DENVER FEDERAL CENTER, BLDG 16
LAKEWOOD, CO 80225-0586
United States

7. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and ZIP Code)*

RANK ONE COMPUTING CORPORATION
1290 N Broadway Ste 1200
Denver, CO 80203-5603
USA
[redacted]

CODE 7EW26 — FACILITY CODE

8. DELIVERY — ☐ FOB ORIGIN ☐ OTHER *(See below)*

9. DISCOUNT FOR PROMPT PAYMENT: Net Days 30

10. SUBMIT INVOICES *(4 copies unless otherwise specified)* TO THE ADDRESS SHOWN IN — ITEM 12

11. SHIP TO/MARK FOR — CODE

SEE SECTION F

12. PAYMENT WILL BE MADE BY — CODE HQ0339

DFAS - COLUMBUS CENTER
WEST ENTITLEMENT OPERATIONS
P O BOX 182317
COLUMBUS, OH 43218-2317
United States

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:

☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 3304(a)( )

14. ACCOUNTING AND APPROPRIATION DATA

SEE SECTION G

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D.UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SECTION B				

15G. TOTAL AMOUNT OF CONTRACT $ $3,038,973.00

16. TABLE OF CONTENTS

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. ☐ CONTRACTOR'S NEGOTIATED AGREEMENT *(Contractor is required to sign this document and return* 1 *copies to issuing office.)* Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. *(Attachments are listed herein.)*

18. ☐ SEALED-BID AWARD *(Contractor is not required to sign this document.)* Your bid on Solicitation Number , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER *(Type or Print)*: Scott Swann — CEO

20A. NAME OF CONTRACTING OFFICER: Stephen Hughes

19B. NAME OF CONTRACTOR — BY [signature] *(Signature of person authorized to sign)*

19C. DATE SIGNED: 03 / 27 / 2025

20B. UNITED STATES OF AMERICA — BY HUGHES.STEPHEN.T.1367773398 Digitally signed by HUGHES.STEPHEN.T.1367773398 Date: 2025.03.28 13:09:00 -04'00' *(Signature of Contracting Officer)*

20C. DATE SIGNED

Solicitation/Contract Form

[redacted]

North American Industry Classification System (NAICS): 541715

Supplies or Services & Prices or Costs

Additional Information/Notes

Item	Supplies/Service	Quantity	Unit	Unit Price	Amount
0001	Contract Initiation Product Service Code: AC13 Pricin Arran ement: Firm Fixed Price CIN: [redacted]	1	Each	USD 510,000.00	Firm Price USD 510,000.00
000101	ACRN AA [redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 510,000.00
0002	Kick-off and [redacted] demo Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 510,000.00	Firm Price USD 510,000.00
000201	[redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 510,000.00
0003	[redacted] documentation Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 510,000.00	Firm Price USD 510,000.00
000301	ACRN AA [redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 510,000.00
0004	[redacted] design Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 510,000.00	Firm Price USD 510,000.00

000401	ACRN AA [redacted] Line 1 CIN: [redacted] ACRN: PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 510,000.00
0005	[redacted] documentation Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 180,000.00	Firm Price USD 180,000.00
000501	ACRN AA [redacted] Line 1 CIN: [redacted] ACR : PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 180,000.00
0006	[redacted] Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 180,000.00	Firm Price USD 180,000.00
000601	ACRN AA [redacted] ne CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 180,000.00
0007	[redacted] Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 180,000.00	Firm Price USD 180,000.00
000701	ACRN AA [redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Num er:				Funded Amount USD 180,000.00
0008	Demonstration event	1	Each	USD 180,000.00	Firm Price USD 180,000.00

	Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price				
000801	ACRN AA [redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Number: 0001				Funded Amount USD 180,000.00
0009	Final repor [redacted] Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	USD 278,973.00	Firm Price USD 278,973.00
000901	[redacted] Line 1 CIN: [redacted] ACRN: AA PR Number: [redacted] PR Line Item Num er: 0001				Funded Amount USD 278,973.00
Option Line Item 0010	Option I: The contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and Exhibit A. Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	10	Each	USD 489,578.80	Firm Price USD 4,895,788.00
0099	Exhibit A CDRLs Product Service Code: AC13 Pricing Arrangement: Firm Fixed Price	1	Each	Not Separately Priced	

Description/Specifications/Statement of Work

Re uirements

[redacted]

Additional Regulation or Supplemental Clauses Incorporated by Full Text

0030 Key Personnel (Apr 2024)

a. The Contractor agrees to assign to the contract tasks those persons whose resumes were submitted with its proposal and who are necessary to fulfill the requirements of the contract as ""key personnel."" No substitutions may be made except in accordance with this clause.
b. The Contractor understands that during the first 180 days of the contract performance period, no personnel substitutions will be permitted unless these substitutions are unavoidable because of the incumbent's sudden illness, death, or should the company terminate the individuals' employment.
c. The Contractor understands that the below positions should be filled at all times and if the contractor is unable to continuously fill a Key Personnel position contract consideration may be assessed by the Government.
See Section H for Personnel Manning and Replacement for additional information.

The following are identified as key personnel:

Principal Investigator, [redacted]

0158 Safeguarding Covered Defense Information and Cyber Incident Reporting (Apr 2024)

1. System Security Plan and Plans of Action and Milestones (SSP/POAM) Reviews

a) Within thirty (30) days of contract award, the Contractor shall make its System Security Plan(s) (SSP(s)) for its covered contractor information system(s) available for review by the Government at the contractor's facility. The SSP(s) shall implement the security requirements in Defense Federal Acquisition Regulation Supplement (DFARS) clause 252.204-7012, which is included in this contract. The Contractor shall fully cooperate in the Government's review of the SSPs at the Contractor's facility.

b) If the Government determines that the SSP(s) does not adequately implement the requirements of DFARS clause 252.204-7012 then the Government shall notify the Contractor of each identified deficiency. The Contractor shall correct any identified deficiencies within thirty (30) days of notification by the Government. The contracting officer may provide for a correction period longer than thirty (30) days and, in such a case, may require the Contractor to submit a plan of action and milestones (POAM) for the correction of the identified deficiencies. The Contractor shall immediately notify the contracting officer of any failure or anticipated failure to meet a milestone in such a POAM.

c) Upon the conclusion of the correction period, the Government may conduct a follow-on review of the SSP(s) at the Contractor's facilities. The Government may continue to conduct follow-on reviews until the Government determines that the Contractor has corrected all identified deficiencies in the SSP(s).

d) The Government may, in its sole discretion, conduct subsequent reviews at the Contractor's site to verify the information in the SSP(s). The Government will conduct such reviews at least every three (3) years (measured from the date of contract award) and may conduct such reviews at any time upon thirty (30) days' notice to the Contractor.

2. Compliance to NIST 800-171

a) The Contractor shall fully implement the CUI Security Requirements (Requirements) and associated Relevant Security Controls (Controls) in NIST Special Publication 800-171 (NIST SP 800-171) (Rev 2)(NIST SP 800-171), or establish a SSP(s) and POA&Ms that varies from NIST 800-171 only in accordance with DFARS clause 252.204-7012(b)(2), for all covered contractor information systems affecting this contract.

b) Notwithstanding the allowance for such variation, the contractor shall identify in any SSP and POA&M their plans to implement the following, at a minimum:
(1) Implement Control 3.5.3 (Multi-factor authentication). This means that multi-factor authentication is required for all users, privileged and unprivileged accounts that log into a network. In other words, any system that is not standalone should be required to utilize acceptable multi-factor authentication. For legacy systems and systems that cannot support this requirement, such as CNC equipment, etc., a combination of physical and logical protections acceptable to the Government may be substituted;
(2) Implement Control 3.1.5 (least privilege) and associated Controls, and identify practices that the contractor implements to restrict the unnecessary sharing with, or flow of, covered defense information to its subcontractors, suppliers, or vendors based on need-to-know principles;
(3) Implement Control 3.1.12 (monitoring and control remote access sessions) - Require monitoring and controlling of remote access sessions and

include mechanisms to audit the sessions and methods.
(4) Audit user privileges on at least an annual basis;
(5) Implement:
i. Control 3.13.11 (FIPS 140-2 validated cryptology or implementation of NSA or NIST approved algorithms (i.e. FIPS 140-2 Annex A: AES or Triple DES) or compensating controls as documented in a SSP and POAM); and,
ii. NIST Cryptographic Algorithm Validation Program (CAVP) (see https://csrc.nist.gov/projects/cryptographic-algorithm-validation-program);
(6) Implement Control 3.13.16 (Protect the confidentiality of CUI at rest) or provide a POAM for implementation which shall be evaluated by the [redacted] for risk acceptance.
(7) Implement Control 3.1.19 (encrypt CUI on mobile devices) or provide a plan of action for implementation which can be evaluated by the Government Program Manager for risk to the program.

3. Cyber Incident Response:

a) The Contractor shall, within fifteen (15) days of discovering the cyber incident (inclusive of the 72-hour reporting period), deliver all data used in performance of the contract that the Contractor determines is impacted by the incident and begin assessment of potential warfighter/program impact.

b) Incident data shall be delivered in accordance with the Department of Defense Cyber Crimes Center (DC3) Instructions for Submitting Media available at http://www.acq.osd.mil/dpap/dars/pgi/docs/Instructions_for_Submitting_Media.docx. In delivery of the incident data, the Contractor shall, to the extent practical, remove contractor-owned information from Government covered defense information.

c) If the Contractor subsequently identifies any such data not previously delivered to DC3, then the Contractor shall immediately notify the contracting officer in writing and shall deliver the incident data within ten (10) days of identification. In such a case, the Contractor may request a delivery date later than ten (10) days after identification. The contracting officer will approve or disapprove the request after coordination with DC3.

4. [redacted] Outreach
The Contractor shall engage with [redacted] industry outreach efforts and consider recommendations for hardening of covered contractor information systems affecting DON programs and technologies.

5. [redacted] Industry Monitoring

a) In the event of a cyber incident or at any time the Government has indication of a vulnerability or potential vulnerability, the Contractor shall cooperate with the [redacted], which may include cooperation related to: threat indicators; pre-determined incident information derived from the Contractor's infrastructure systems; and the continuous provision of all Contractor, subcontractor or vendor logs that show network activity, including any additional logs the contractor, subcontractor or vendor agrees to initiate as a result of the cyber incident or notice of actual or potential vulnerability.

b) If the Government determines that the collection of all logs does not adequately protect its interests, the Contractor and [redacted] will work together to implement additional measures, which may include allowing the installation of an appropriate network device that is owned and maintained by [redacted], on the Contractor's information systems or information technology assets. The specific details (e.g., type of device, type of data gathered, monitoring period) regarding the installation of an [redacted] network device shall be the subject of a separate agreement negotiated between [redacted] and the Contractor. In the alternative, the Contractor may install network sensor capabilities or a network monitoring service, either of which must be reviewed for acceptability by [redacted]. Use of this alternative approach shall also be the subject of a separate agreement negotiated between [redacted] and the Contractor.

c) In all cases, the collection or provision of data and any activities associated with this statement of work shall be in accordance with federal, state, and non-US law.

0044 Statement of Work (Apr 2024)

The Contractor shall conduct the effort under CLIN(s) **0001-0009 and 0099** in accordance with the Attachment in Section J. Statement of Work, entitled [redacted] **and Exhibit A, Contract Data Requirements List.**

If Option **I** is exercised, the Contractor shall conduct the effort under CLIN **0010 and 0099** in accordance with the Attachment in Section J, Statement of Work, entitled, [redacted] **and Exhibit A, Contract Data Requirements List.**

0029 Acknowledgement of Support and Disclaimer (Apr 2024)

(a) As used in DFARS 252.235-7010, 'Acknowledgement of Support and Disclaimer,' ""material"" also includes but is not limited to, news releases, letters to the editor, articles, abstracts, manuscripts, brochures, advertisements, photos, films, videos, slides, charts, graphs, drawings, speeches, trade association meetings, symposia, etc.

(b) Nothing in the foregoing shall affect compliance with the requirements of the clauses of this contract entitled ""Disclosure of Information"" (252.204-7000) and ""Security Requirements"" (FAR 52.204-2 and Alternate I) if such clause is a part of the contract

(c) The Contractor further agrees to include this provision in any subcontract awarded as a result of this contract.

Packaging and Marking

Additional Regulation or Supplemental Clauses Incorporated by Full Text

0045 Packaging and Marking (Apr 2024)

Preservation, packaging, packing and marking of all deliverable contract line items shall conform to normal commercial packing standards to assure safe delivery at destination.

0032 Report Preparation (Apr 2024)

Scientific or technical reports prepared by the Contractor and deliverable under the terms of this contract will be prepared in accordance with format requirements contained in ANSI/NISO Z39.18-2005 (R2010), entitled, ""Scientific and Technical Reports - Preparation, Presentation and Preservation"".

[NOTE: All National Information Standards Organization (NISO) American National Standards are available as free, downloadable pdf(s) at http://www.niso.org/standards/index.html.]

(a) All scientific and technical reports delivered pursuant to the terms of this contract shall identify units of measurement in accordance with the International System of Units (SI) commonly referred to as the ""Metric System"". Conversion to U.S. customary units may also be given where additional clarity is deemed necessary. Guidance for application of the metric system is contained in the American Society of Testing Materials document entitled ""Standard Practice for Use of the International System of Units (The Modernized Metric System)"" (ASTM Designation E380-89A).

(b) This provision also applies to journal article preprints, reprints, commercially published books or chapters of books, theses or dissertations submitted in lieu of a scientific and/or technical report.

Inspection and Acceptance

FAR Clauses Incorporated by Reference

Number	Title	Effective Date	Alternate/ Deviation	Variation Effective Date
52.246-4	Inspection of Services-Fixed-Price.	Aug 1996		
52.246-9	Inspection of Research and Development (Short Form).	Apr 1984		
52.246-16	Responsibility for Supplies.	Apr 1984		

Additional Regulation or Supplemental Clauses Incorporated by Full Text

0003 Award Inspection and Acceptance (Apr 2024)

Inspection and acceptance of the reports and/or other deliverables under this contract will be accomplished by the COR/Program Officer designated in Section F of this contract, who shall have thirty (30) days after contractual delivery for acceptance. If the contract includes a Not-Separately-Priced (NSP) CLIN(s) that is/are to be delivered before the current end date in the period of performance, the contractor shall use a receiving report in WAWF as a Material Inspection and Receiving Report in lieu of a DD Form 250 for each NSP CLIN due before the end of the current period. Otherwise, the receiving report required for the final report in Exhibit A can include the final report and any other NSP CLINs due at the same time.

Overall Contract Inspection/Acceptance Locations

0001	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted]
0002	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCo e: U [redacted]
0003	Acceptance Location

	[redacted] Dest nat on Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted]
0004	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted]
0005	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCo e: USA [redacted]
0006	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted]

	[redacted]
0007	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted] [redacted]
0008	Acceptance Location Acceptance Destination Instructions: ATT [redacted] DoDAAC: [redacted] CountryCo e: [redacted] [redacted]
0009	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted] [redacted]
Option Line Item 0010	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCo e: [redacted]

	[redacted]
0099	Acceptance Location Acceptance Destination Instructions: ATTN [redacted] DoDAAC: [redacted] CountryCode: USA [redacted] [redacted]

Deliveries or Performance

Contractor
Destination

Line Item	Delivery Schedule	Quantity	Address and POC
0001	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Co e: USA [redacted] [redacted]
0002	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Co e: [redacted] [redacted]
0003	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Co e: U [redacted] [redacted]
	Delivery Period	1 Each	Ship To

0004	From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026		DoDAAC: [redacted] Countr Co e: [redacted]
0005	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Co e: [redacted]
0006	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Code: USA [redacted]
0007	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance	1 Each	Ship To DoDAAC: [redacted] Countr Co e: U [redacted]

	From 28 Mar 2025 To 27 Mar 2026		
0008	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] [redacted]
0009	Delivery Period From 28 Mar 2025 to 27 Mar 2026 Period of Performance From 28 Mar 2025 To 27 Mar 2026	1 Each	Ship To DoDAAC: [redacted] Countr Code: USA [redacted]
Option Line Item 0010	Delivery Period From 28 Mar 2026 to 27 Mar 2027 Period of Performance From 28 Mar 2026 To 27 Mar 2027	10 Each	Ship To DoDAAC: [redacted] n r A [redacted]
	Delivery Period From 28 Mar 2025 to 27 Mar 2026	1 Each	[redacted]

0099	Period of Performance From 28 Mar 2025 To 27 Mar 2026		[redacted]

FAR Clauses Incorporated by Reference

Number	Title	Effective Date	Alternate/ Deviation	Variation Effective Date
52.242-15	Stop-Work Order.	Aug 1989		

Additional Regulation or Supplemental Clauses Incorporated by Full Text

0019 Distribution of Invention Disclosures and Reports (Apr 2024)

The Contractor shall submit all invention disclosures and reports required by the Patent Rights clause of the contract via email to the Program Officer /COR, [redacted], Corporate Counsel (Code 07), and the Administrative Contracting Officer. The email address for Corporate Counsel (Code 07) is [redacted]. The Corporate Counsel will provide a recommendation to the Administrative Contracting Officer. The Corporate Counsel will represent the Contracting Officer with regard to invention reporting matters arising under this contract.

0046 Place of Delivery (Apr 2024)

All deliverable items (e.g., prototypes and software stated in Section B, and reports and data listed in the DD1423) shall be F.O.B. Destination.

0013 Period of Performance (Apr 2024)

The effort performed under CLIN(s) **0001-0009** and **0099** shall be conducted from **28 March 2025** through **27 March 2026**.

If Option **I** is exercised, the effort performed under CLIN(s) **00010 and 0099** shall be conducted for 12 months after exercise date.

[redacted]

Contract Administration Data

ACRN	LOA				Total Amount
AA	[redacted]				USD 3,038,973.00
	Line Item	PR/MIPR - PR Line Item#	CIN	Amount	
	INFOSLIN 000101	[redacted]		USD 510,000.00	
	INFOSLIN 000201			USD 510,000.00	
	INFOSLIN 000301			USD 510,000.00	
	INFOSLIN 000401			USD 510,000.00	
	INFOSLIN 000501			USD 180,000.00	
	INFOSLIN 000601			USD 180,000.00	
	INFOSLIN 000701			USD 180,000.00	
	INFOSLIN 000801			USD 180,000.00	
	INFOSLIN 000901			USD 278,973.00	

DFARS Clauses Incorporated by Reference

Number	Title	Effective Date	Alternate/ Deviation	Variation Effective Date
252.201-7000	Contracting Officer's Representative.	Dec 1991		
252.204-7002	Payment for Contract Line or Subline Items Not Separately Priced.	Apr 2020		
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports.	Dec 2018		

DFARS Clauses Incorporated by Full Text

252.232-7006 Wide Area WorkFlow Payment Instructions. (Jan 2023)

As prescribed in 232.7004(b), use the following clause:

WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JAN 2023)

(a) *Definitions.* As used in this clause-

"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, activity, or organization.

"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

"Local processing office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement system.

"Payment request" and "receiving report" are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(b) *Electronic invoicing.* The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) *WAWF access.* To access WAWF, the Contractor shall-

(1) Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

(d) *WAWF training.* The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/

(e) *WAWF methods of document submission.* Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) *WAWF payment instructions.* The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1) *Document type.* The Contractor shall submit payment requests using the following document type(s):

(i) For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii) For fixed price line items-

(A) That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.

____

(Contracting Officer: Insert applicable invoice and receiving report document type(s) for fixed price line items that require shipment of a deliverable.)

(B) For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

Invoice 2in1

(Contracting Officer: Insert either "Invoice 2in1" or the applicable invoice and receiving report document type(s) for fixed price line items for services.)

(iii) For customary progress payments based on costs incurred, submit a progress payment request.

(iv) For performance based payments, submit a performance based payment request.

(v) For commercial financing, submit a commercial financing request.

(2)) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

[Note: The Contractor may use a WAWF "combo" document type to create some combinations of invoice and receiving report in one step.]

(3) *Document routing.* The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	*Data to be entered in WAWF*
Pay Official DoDAAC	[redacted]
Issue By DoDAAC	
Admin DoDAAC	

Inspect By DoDAAC	Not Applicable
Ship To Code	[redacted]
Ship From Code	Not Applicable
Mark For Code	Not Applicable
Service Approver (DoDAAC)	Not Applicable
Service Acceptor (DoDAAC)	[redacted]
Accept at Other DoDAAC	Not Applicable
LPO DoDAAC	Not Applicable
DCAA Auditor DoDAAC	Not Applicable
Other DoDAAC(s)	Not Applicable

*(*Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert "See Schedule" or "Not applicable.")*

*(**Contracting Officer: If the contract provides for progress payments or performance-based payments, insert the DoDAAC for the contract administration office assigned the functions under FAR 42.302(a)(13).)*

(4) *Payment request.* The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5) *Receiving report.* The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g) *WAWF point of contact.*

(1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

For WAWF Vendor support, please contact the WAWF Help Desk (disa.ogden.esd.mbx.cscassig@mail.mil; 801-605-7095); for Payment Issues, please contact the appropriate DFAS office (http://www.dfas.mil/contractorsvendors/dodaacsvc.html); for additional assistance, please contact [redacted].

(Contracting Officer: Insert applicable information or "Not applicable.")

(2) Contact the WAWF helpdesk at [redacted], if assistance is needed.

(End of clause)

Additional Regulation or Supplemental Clauses Incorporated by Full Text

0034 Award Notification/Distribution (Apr 2024)

[redacted] award and modification documents are available via the Department of Defense (DoD) Electronic Document Access System (EDA) within the Procurement Integrated Enterprise Environment (PIEE)(https://piee.eb.mil/).

EDA is a Web-based system that provides secure online access, storage and retrieval of awards and modifications to DoD employees and vendors (including contractors and recipients).

[redacted] creates an award notification profile for every award prior to the execution of the award using email addresses provided in the proposal or application. The notification profile will use the email address from the Business Point of Contact in the proposal to notify the recipient of an award.

If the Contractor needs to correct the EDA notification profile for an [redacted] award, please contact the Contract Specialist/Contracting Officer.

The following information should be provided:

a. Email Subject: EDA Award Notification Change Request;
b. [redacted]
c. The new email address to be added to the EDA award notification profile.
d. First name
e. Last name
f. Organization

IMPORTANT: In some cases, EDA notifications are appearing in recipients' Junk Email folder. If you are experiencing issues receiving EDA notifications, please check your junk email. If found, please mark EDA notifications as ""not junk.""

EDA inactivates user accounts for non-use after 90 days. Failure to use your account will result in inactivation. A password reset and EDA POC approval is required to reactivate accounts.

Award Distribution [redacted] **Award Distribution (July 2015)** **(Jul 2015)**

[redacted] Award Distribution (JULY 2015)

In accordance with the requirements of FAR 4.201, distribution is made to the contractor, program office, administrative contracting office, payment office and audit office. See the following matrix to determine the specific distribution location, which is based upon the award form used:

Distribution	SF 26	SF 30	SF 33	SF 1449	DD 1155
Contractor	See Block 7	See Block 8	See Block 15A	See Block 17A	See Block 9
Program Office	See Block 11 or Section G	See Block 6	See Block 11 or Section G	See Block 15	See Block 14
Administrative Contracting Office	See Block 6	See Block 7	See Block 24	See Block 16	See Block 7
Payment Office	See Block 12	See Block 14	See Block 25	See Block 18a	See Block 15
Auditor	See Section G	See Section G	See Section G	See Section G	See Section G

0149 **Refunds/Overpayments** **(Apr 2024)**

Refunds owed to the Government in accordance with any provision (e.g. paragraph (h) of FAR 52.216-7, paragraph (d) of FAR 52.232-25) of this contract must be remitted through the Department of Treasury's website, www.pay.gov. Instructions necessary for using pay.gov for refunds to [redacted] awards can be found at [redacted]. Once the contractor completes and

submits the refund form through pay.gov, the contractor will receive an email from the system confirming the submission. This system-generated email from pay.gov must be forwarded to both the Administrative Contracting Officer and the Procurement Contracting Officer.

0047 Contract Administration Delegation (Apr 2024)

In accordance with FAR 42.202, the contracting officer delegates all contract administration functions listed in FAR 42.302(a).

The Contractor is advised to direct all inquiries concerning administration of this award to the Administrative Contracting Officer.

0128 Payment Instructions (Apr 2024)

These instructions are provided for the Contract Payment Office only. They are not instructions to the contractor. The payment office shall allocate and record the amounts paid to the accounting classification citations in the contract using the table located at https://www.acq.osd.mil/dpap/dars/pgi/pgi_htm/current/PGI204_71.htm#payment_instructions based on the type of payment request submitted (see DFARS 252.232-7006) and the type of effort.

0024 Procuring Office Representative (Apr 2024)

In order to expedite administration of this contract, the Administrative Contracting Officer should direct inquiries to the appropriate office listed below.

Contract Negotiator -- #DBCOL#BUYER#, #DBCOL#SITE#, (P) [redacted] mail: [redacted]

Inspection and Acceptance [redacted] Code #DBCOL#GENERIC11#, (P) [redacted] Email: [redacted]

Security Matters [redacted] emai [redacted]

Patent Matters [redacted] email: [redacted]

eSRS - Insert the Contracting Officer name, #DBCOL#CONTRACTING_OFFICER#, in Block 15 of the subcontracting section of an ISRS

0040 Pre-Contract Costs (Apr 2024)

In accordance with FAR 31.205-32, all costs which have been incurred by the Contractor on or after 21 Feb 2025 and before the effective date of this contract, where their incurrence is necessary to comply with the proposed schedule, will be considered allowable only to the extent that they would have been allowable if incurred after the date of contract award and only to a maximum of $3,000,000.00 through the date of contract award.

Special Contract Requirements

Additional Regulation or Supplemental Clauses Incorporated by Full Text

[redacted] [redacted] (Apr 2024)

[redacted]

0215 Intelligence Oversight (Apr 2024)

1. In compliance with DoDD 5148.13 paragraph 4.1.e and [redacted] all contractor personnel conducting Intelligence or Intelligence-related activities or supporting those efforts under Department of Defense authorities shall report any Questionable Intelligence Activity (QIA) or Significant or Highly Sensitive Matter (S/HSM) to the [redacted] Contracting Officer Representative/Program Officer and the Senior Intelligence Officer.

Intelligence-Related Activities: Activities that are not conducted under the authority of Executive Order 12333 that involves the collection, retention, or analysis of information, and the activities' primary purpose is to:

- Train intelligence personnel.
- Conduct research, development, or testing and evaluation for the purpose of developing intelligence-specific capabilities. Activities that use intelligence funding (e.g., Military Intelligence Program or National Intelligence Program) are presumed to be intelligence or intelligence-related activities.

Specifically excluded from this definition are operational security activities, such as own force monitoring, force protection, maintenance of technologies or systems, cyberspace surveillance and reconnaissance operations. This is not an exhaustive list. See DODM 5204.01 Section 3.1.a (3) for additional information.

Questionable Intelligence Activity (QIA): Any Intelligence or Intelligence-related activity when there is reason to believe such activity may be unlawful or contrary to an Executive Order, Presidential Directive, Intelligence Community Directive, or applicable DoD policy governing that activity.

Significant or Highly Sensitive Matter (S/HSM): An Intelligence or Intelligence-related activity (regardless of whether the Intelligence or Intelligence-related activity is unlawful or contrary to an Executive Order, Presidential Directive, Intelligence Community Directive, or DoD policy), or serious criminal activity by Intelligence personnel, that could impugn the reputation or integrity of the Intelligence Community, or otherwise call into question the propriety of Intelligence activities. Such matters might involve actual or potential:

- Congressional inquiries or investigations.
- Adverse media coverage.
- Impact on foreign relations or foreign partners.
- Systemic compromise, loss, or unauthorized disclosure of protected information.

2. An activity or conduct that qualifies as either a Questionable Intelligence Activity (QIA) or a Significant or Highly Sensitive Matter (S/HSM) is reportable without waiting for substantiation, completion of an investigation, formal adjudication, or final resolution of the issue.

3. No adverse action will be taken against DoD contractor personnel because they intend to report to the appropriate authorities what they reasonably believe is a QIA or S/HSM.

4. The above requirements do not preclude, supersede, or limit the existing authorities and policies governing reporting of criminal or counterintelligence matters to the Defense Criminal Investigative Organizations (DCIO) and Military Department Counterintelligence Organizations (MDCO). [redacted] is the DON DCIO and MDCO.

5. The contractor shall include paragraphs 1-4, including this paragraph (5), in all subcontracts, or similar contractual instruments.

0218 Contract Authority for Development and Demonstration of Initial or Additional Prototypes (Apr 2024)

In accordance with 10 USC 4004 (Section 861 of the National Defense Authorization Act (NDAA) for Fiscal Year 2018 as amended by Section 831 of the NDAA for Fiscal Year 2021), this contract issued under BAA {FILLIN#1#Include the BAA number}, may be modified to contain a contract line item or contract option for the development and demonstration or initial production of technology developed under the contract or for the delivery of initial or additional items if the item or prototype thereof is created as the result of work performed under the contract.

0037 Technical Direction (Apr 2024)

(a) Performance of the work hereunder is subject to the technical direction of the Program Officer/COR designated in this contract, or duly authorized representative. Technical direction includes the following:

(1) Direction to the Contractor which shifts work emphasis between work areas or tasks, requires pursuit of certain lines of inquiry, fills in details or otherwise serves to accomplish the objectives described in the statement of work/PWS;

(2) Guidelines to the Contractor which assist in the interpretation of drawings, specifications or technical portions of work description.

(b) Technical direction must be within the general scope of work stated in the contract. Technical direction may not be used to:

(1) Assign additional work under the contract;
(2) Direct a change as defined in the contract clause entitled ""Changes"";
(3) Increase or decrease the estimated contract cost, the fixed fee, or the time required for contract performance; or
(4) Change any of the terms, conditions or specifications of the contract.

(c) The only individual authorized to in any way amend or modify any of the terms of this contract shall be the Contracting Officer. When, in the opinion of the Contractor, any technical direction calls for effort outside the scope of the contract or inconsistent with this special provision, the Contractor shall notify the Contracting Officer in writing within ten working days after its receipt. The Contractor shall not proceed with the work affected by the technical direction until the Contractor is notified by the Contracting Officer that the technical direction is within the scope of the contract.

(d) Nothing in the foregoing paragraphs may be construed to excuse the Contractor from performing that portion of the work statement which is not affected by the disputed technical direction.

0014 Data Rights Assertions (Apr 2024)

The Contractor submitted Data Rights Assertions in accordance with DFARS 252.227-7013, DFARS 252.227-7014, and/or DFARS 252.227-7018 entitle [redacted] associated with its Statement of work, entitled [redacted] These assertions are incorporated into this award as an attachment in Section J.

Contract Clauses

FAR Clauses Incorporated by Reference

Number	Title	Effective Date	Alternate/ Deviation	Variation Effective Date
52.202-1	Definitions.	Jun 2020		
52.203-3	Gratuities.	Apr 1984		
52.203-5	Covenant Against Contingent Fees.	May 2014		
52.203-6	Restrictions on Subcontractor Sales to the Government.	Jun 2020		
52.203-7	Anti-Kickback Procedures.	Jun 2020		
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity.	May 2014		
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity.	May 2014		
52.203-12	Limitation on Payments to Influence Certain Federal Transactions.	Jun 2020		
52.203-13	Contractor Code of Business Ethics and Conduct.	Nov 2021		
52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements.	Jan 2017		
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards.	Jun 2020		
52.204-13	System for Award Management Maintenance.	Oct 2018		
52.204-18	Commercial and Government Entity Code Maintenance.	Aug 2020		
52.204-19	Incorporation by Reference of Representations and Certifications.	Dec 2014		
52.204-21	Basic Safeguarding of Covered Contractor Information Systems.	Nov 2021		
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities.	Dec 2023		
52.204-25	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment.	Nov 2021		
52.204-27	Prohibition on a ByteDance Covered Application.	Jun 2023		
52.204-30	Federal Acquisition Supply Chain Security Act Orders-Prohibition.	Dec 2023		
52.209-6	Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, Proposed for Debarment, or Voluntarily Excluded	Jan 2025		
52.209-10	Prohibition on Contracting with Inverted Domestic Corporations.	Nov 2015		
52.210-1	Market Research.	Nov 2021		
52.211-15	Defense Priority and Allocation Requirements.	Apr 2008		
52.215-2	Audit and Records-Negotiation.	Jun 2020		
52.215-14	Integrity of Unit Prices.	Nov 2021		
52.215-23	Limitations on Pass-Through Charges.	Jun 2020		
52.219-8	Utilization of Small Business Concerns.	Jan 2025		
52.219-9	Small Business Subcontracting Plan.	Jan 2025		
52.219-16	Liquidated Damages-Subcontracting Plan.	Sep 2021		
52.222-3	Convict Labor.	Jun 2003		
52.222-35	Equal Opportunity for Veterans.	Jun 2020		
52.222-36	Equal Opportunity for Workers with Disabilities.	Jun 2020		
52.222-37	Employment Reports on Veterans.	Jun 2020		
52.222-50	Combating Trafficking in Persons.	Nov 2021		
52.222-54	Employment Eligibility Verification.	Jan 2025		
52.223-23	Sustainable Products and Services.	May 2024		
52.225-13	Restrictions on Certain Foreign Purchases.	Feb 2021		
52.226-7	Drug-Free Workplace.	May 2024		
52.226-8	Encouraging Contractor Policies to Ban Text Messaging While Driving.	May 2024		
52.227-1	Authorization and Consent. (Alternate I)	Jun 2020	Alternate I	Apr 1984
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement.	Jun 2020		
52.227-10	Filing of Patent Applications-Classified Subject Matter.	Dec 2007		
52.229-3	Federal, State, and Local Taxes.	Feb 2013		
52.232-17	Interest.	May 2014		
52.232-23	Assignment of Claims.	May 2014		
52.232-33	Payment by Electronic Funds Transfer-System for Award Management.	Oct 2018		
52.232-39	Unenforceability of Unauthorized Obligations.	Jun 2013		
52.232-40	Providing Accelerated Payments to Small Business Subcontractors.	Mar 2023		
52.233-1	Disputes.	May 2014		
52.233-3	Protest after Award.	Aug 1996		
52.233-4	Applicable Law for Breach of Contract Claim.	Oct 2004		
52.242-5	Payments to Small Business Subcontractors.	Jan 2017		
52.242-13	Bankruptcy.	Jul 1995		
52.243-1	Changes-Fixed-Price. (Alternate V)	Aug 1987	Alternate V	Apr 1984
52.244-6	Subcontracts for Commercial Products and Commercial Services.	Jan 2025		
52.246-23	Limitation of Liability.	Feb 1997		
52.246-25	Limitation of Liability-Services.	Feb 1997		
52.249-2	Termination for Convenience of the Government (Fixed-Price).	Apr 2012		
52.249-9	Default (Fixed-Price Research and Development).	Apr 1984		

DFARS Clauses Incorporated by Reference

Number	Title	Effective Date	Alternate/ Deviation	Variation Effective Date
252.203-7000	Requirements Relating to Compensation of Former DoD Officials.	Sep 2011		
252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract-Related Felonies.	Jan 2023		
252.203-7002	Requirement to Inform Employees of Whistleblower Rights.	Dec 2022		
252.203-7003	Agency Office of the Inspector General.	Aug 2019		
252.203-7004	Display of Hotline Posters.	Jan 2023		
252.204-7000	Disclosure of Information.	Oct 2016		
252.204-7003	Control of Government Personnel Work Product.	Apr 1992		
252.204-7009	Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information.	Jan 2023		
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting.	May 2024		
252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support.	Jan 2023		
252.204-7018	Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services.	Jan 2023		
252.204-7020	NIST SP 800-171 DoD Assessment Requirements.	Nov 2023		
252.205-7000	Provision of Information to Cooperative Agreement Holders.	Oct 2024		
252.209-7004	Subcontracting with Firms that are Owned or Controlled by the Government of a Country that is a State Sponsor of Terrorism.	May 2019		
252.215-7002	Cost Estimating System Requirements.	Jan 2025		
252.219-7003	Small Business Subcontracting Plan (DoD Contracts).	Dec 2019		
252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements.	Jan 2023		
252.225-7012	Preference for Certain Domestic Commodities.	Apr 2022		
252.225-7013	Duty-Free Entry.	Nov 2023		
252.225-7048	Export-Controlled Items.	Jun 2013		
252.225-7052	Restriction on the Acquisition of Certain Magnets, Tantalum, and Tungsten.	May 2024		
252.225-7056	Prohibition Regarding Business Operations with the Maduro Regime.	Jan 2023		
252.225-7058	Postaward Disclosure of Employment of Individuals Who Work in the People's Republic of China.	Jan 2023		
252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns.	Jan 2023		
252.226-7003	Drug-Free Work Force.	Aug 2024		
252.227-7013	Rights in Technical Data-Other Than Commercial Products and Commercial Services.	Jan 2025		
252.227-7014	Rights in Other Than Commercial Computer Software and Other Than Commercial	Jan 2025		
252.227-7016	Rights in Bid or Proposal Information.	Jan 2025		
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished	Jan 2025		
252.227-7027	Deferred Ordering of Technical Data or Computer Software.	Apr 1988		
252.227-7030	Technical Data-Withholding of Payment.	Mar 2000		
252.227-7037	Validation of Asserted Restrictions on Technical Data.	Jan 2025		
252.227-7039	Patents--Reporting of Subject Inventions.	Apr 1990		
252.232-7010	Levies on Contract Payments.	Dec 2006		
252.235-7011	Final Scientific or Technical Report.	Dec 2019		
252.237-7010	Prohibition on Interrogation of Detainees by Contractor Personnel.	Jan 2023		
252.243-7001	Pricing of Contract Modifications.	Dec 1991		
252.243-7002	Requests for Equitable Adjustment.	Dec 2022		
252.244-7000	Subcontracts for Commercial Products or Commercial Services.	Nov 2023		
252.246-7008	Sources of Electronic Parts.	Jan 2023		
252.247-7023	Transportation of Supplies by Sea.	Oct 2024		

FAR Clauses Incorporated by Full Text

52.204-2 Security Requirements. (Mar 2021)

As prescribed in 4.404(a), insert the following clause:

SECURITY REQUIREMENTS (MAR 2021)

(a) This clause applies to the extent that this contract involves access to information classified "Confidential," "Secret," or "Top Secret."

(b) The Contractor shall comply with-

(1) The Security Agreement DD Form441), including the *National Industrial Security Program Operating Manual* (32 CFR part 117); and

(2) Any revisions to that manual, notice of which has been furnished to the Contractor.

(c) If, subsequent to the date of this contract, the security classification or security requirements under this contract are changed by the Government and if the changes cause an increase or decrease in security costs or otherwise affect any other term or condition of this contract, the contract shall be subject to an equitable adjustment as if the changes were directed under the Changes clause of this contract.

(d) The Contractor agrees to insert terms that conform substantially to the language of this clause, including this paragraph (d) but excluding any reference to the Changes clause of this contract, in all subcontracts under this contract that involve access to classified information.

(End of clause)

52.217-9 Option to Extend the Term of the Contract. (Mar 2000)

As prescribed in 17.208(g), insert a clause substantially the same as the following:

OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within the period of performance[insert the period of time within which the Contracting Officer may exercise the option]; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 1 days[*60days unless a different number of days is inserted*] before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 48 months(months) (years).

(End of clause)

52.219-4 Notice of Price Evaluation Preference for HUBZone Small Business Concerns. (Oct 2022)

As prescribed in 19.1309(b), insert the following clause:

NOTICE OF PRICE EVALUATION PREFERENCE FOR HUBZONE SMALL BUSINESS CONCERNS (OCT 2022)

(a) Evaluation preference.
(1) Offers will be evaluated by adding a factor of 10 percent to the price of all offers, except-

(i) Offers from HUBZone small business concerns that have not waived the evaluation preference; and

(ii) Otherwise successful offers from small business concerns.

(2) The factor of 10 percent shall be applied on a line item basis or to any group of items on which award may be made. Other evaluation factors described in the solicitation shall be applied before application of the factor.

(3) When the two highest rated offerors are a HUBZone small business concern and a large business, and the evaluated offer of the HUBZone small business concern is equal to the evaluated offer of the large business after considering the price evaluation preference, award will be made to the HUBZone small business concern.

(b) *Waiver of evaluation preference*. A HUBZone small business concern may elect to waive the evaluation preference, in which case the factor will be added to its offer for evaluation purposes.

☐ Offeror elects to waive the evaluation preference.

(c) *Joint venture.* A HUBZone joint venture agrees that, in the performance of the contract, at least 40 percent of the aggregate work performed by the joint venture shall be completed by the HUBZone small business parties to the joint venture. Work performed by the HUBZone small business parties to the joint venture must be more than administrative functions.

(End of clause)

52.219-28 Postaward Small Business Program Rerepresentation. (Jan 2025)

As prescribed in 19.309(c)(1), insert the following clause:

POSTAWARD SMALL BUSINESS PROGRAM REREPRESENTATION (JAN 2025)

(a) *Definitions*. As used in this clause-

Long-term contract means a contract of more than five years in duration, including *options*. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, *Option* to Extend Services, or other appropriate authority.

Small business concern-

(1) Means a concern, including its *affiliates*, that is independently owned and operated, not dominant in its field of operation, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (d) of this clause.

(2) *Affiliates*, as used in this definition, means business concerns, one of whom directly or indirectly controls or has the power to control the others, or a third party or parties control or have the power to control the others. In determining whether affiliation exists, consideration is given to all appropriate factors including common ownership, common management, and contractual relationships. SBA determines affiliation based on the factors set forth at 13 CFR 121.103.

(b) If the Contractor represented that it was any of the *small business concerns* identified in 19.000(a)(3) prior to award of this contract, the Contractor *shall* rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, upon occurrence of any of the following:

(1) Within 30 days after execution of a *novation agreement* or within 30 days after modification of the contract to include this clause, if the *novation agreement* was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or *acquisition* that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or *acquisition* occurred prior to inclusion of this clause in the contract.

(3) For *long-term contracts*-

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any *option* thereafter.

(c) If the Contractor represented its status as any of the *small business concerns* identified at 19.000(a)(3) prior to award of this contract, the Contractor *shall* rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, for the NAICS code assigned to an order (except that paragraphs (c)(1) through (3) of this clause do not apply to an order issued under a Federal Supply Schedule contract at subpart 8.4)-

(1) Set aside exclusively for a *small business concern* identified at 19.000(a)(3) that is issued under an unrestricted *multiple-award contract*, unless the order is issued under the reserved portion of an unrestricted *multiple-award contract* (e.g., an order set aside for a woman-owned small business under a *multiple-award contract* that is not set-aside, unless the order is issued under the reserved portion of the *multiple-award contract*);

(2) Issued under a *multiple-award contract* set aside for small businesses that is further set aside for a specific socioeconomic category that differs from the underlying *multiple-award contract* (e.g., an order set aside for a *HUBZone small business concern* under a *multiple-award contract* that is set aside for small businesses);

(3) Issued under the part of the *multiple-award contract* that is set aside for small businesses that is further set aside for a specific socioeconomic category that differs from the underlying set-aside part of the *multiple-award contract* (e.g., an order set aside for a WOSB concern under the part of the *multiple-award contract* that is partially set aside for small businesses); and

(4) When the *Contracting Officer* explicitly requires it for an order issued under a *multiple-award contract*, including for an order issued under a Federal Supply Schedule contract (see 8.405-5(b) and 19.301-2(b)(2)).

(d) The Contractor *shall* rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code(s) assigned to this contract. The small business size standard corresponding to this NAICS code(s) can be found at https://www.sba.gov/document/support--table-size-standards.

(e) The small business size standard for a Contractor providing an end item that it does not manufacture, process, or produce itself, for a contract other than a *construction* or service contract, is 500 employees, or 150 employees for *information technology* value-added resellers under NAICS code 541519, if the *acquisition*-

(1) Was set aside for small business and has a value above the *simplified acquisition threshold*;

(2) Used the *HUBZone* price evaluation preference regardless of dollar value, unless the Contractor waived the price evaluation preference; or

(3) Was an 8(a), *HUBZone*, service-disabled veteran-owned, economically disadvantaged women-owned, or women-owned small business set-aside or sole-source award regardless of dollar value.

(f) Except as provided in paragraph (h) of this clause, the Contractor *shall* make the representation(s) required by paragraphs (b) and (c) of this clause by validating or updating all its representations in the Representations and Certifications section of the *System for Award Management (SAM)* and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor *shall* notify the *contracting* officer in writing within the timeframes specified in paragraph (b) of this clause, or with its *offer* for an order (see paragraph (c) of this clause), that the data have been validated or updated, and provide the date of the validation or update.

(g) If the Contractor represented that it was other than a *small business concern* prior to award of this contract, the Contractor *may*, but is not required to, take the actions required by paragraphs (f) or (h) of this clause.

(h) If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the *contracting office*, along with the contract number and the date on which the rerepresentation was completed:

(1) The Contractor represents that it ☐ is, ☐ is not a *small business concern* under 541715NAICS Code assigned to [redacted] contract number.

(2) [*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.*] The Contractor represents that it ☐ is, ☐ is not, a *small disadvantaged business concern* as defined in 13 CFR 124.1001.

(3) [*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.*] The Contractor represents that it ☐ is, ☐ is not a women-owned *small business concern*.

(4) Women-owned small business (WOSB) joint venture eligible under the WOSB Program. The Contractor represents that it ☐ is, ☐ is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through (c). [The Contractor shall enter the name and unique entity identifier of each party to the joint venture: ____.]

(5) Economically disadvantaged women-owned small business (EDWOSB) joint venture. The Contractor represents that it ☐ is, ☐ is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through (c). [The Contractor shall enter the name and unique entity identifier of each party to the joint venture: ____ .]

(6) [*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.*] The Contractor represents that it ☐ is, ☐ is not a veteran-owned *small business concern*.

(7) [*Complete only if the Contractor represented itself as a veteran-owned small business concern in paragraph (h)(6) of this clause.*] The Contractor represents that it ☐ is, ☐ is not a service-disabled veteran-owned *small business concern*.

(8) *Service-disabled veteran-owned small business (SDVOSB) joint venture eligible under the SDVOSB Program*. The Contractor represents that it ☐ is, ☐ is not an SDVOSB joint venture eligible under the SDVOSB Program that complies with the requirements of 13 CFR 128.402. [The Contractor shall enter the name and unique entity identifier of each party to the joint venture: ____.]

(9) [*Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.*] The Contractor represents that-

(i) It ☐ is, ☐ is not a *HUBZone small business concern* listed, on the date of this representation, on the List of Qualified *HUBZone Small Business Concerns* maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or *HUBZone* employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and

(ii) It ☐ is, ☐ is not a *HUBZone* joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (h)(8)(i) of this clause is accurate for each *HUBZone small business concern* participating in the *HUBZone* joint venture. [The Contractor shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint venture: ____ .] Each *HUBZone small business concern* participating in the *HUBZone* joint venture *shall* submit a separate signed copy of the *HUBZone* representation.

[____Contractor to sign and date and insert authorized signer's name and title.]

(End of clause)

52.222-40 Notification of Employee Rights Under the National Labor Relations Act. (Dec 2010)

As prescribed in 22.1605 , insert the following clause:

NOTIFICATION OF EMPLOYEE RIGHTS UNDER THE NATIONAL LABOR RELATIONS ACT (DEC 2010)

(a) During the term of this contract, the Contractor shall post an employee notice, of such size and in such form, and containing such content as prescribed by the Secretary of Labor, in conspicuous places in and about its plants and offices where employees covered by the National Labor Relations Act engage in activities relating to the performance of the contract, including all places where notices to employees are customarily posted both physically and electronically, in the languages employees speak, in accordance with 29 CFR471.2 (d) and (f).

(1) Physical posting of the employee notice shall be in conspicuous places in and about the Contractor's plants and offices so that the notice is prominent and readily seen by employees who are covered by the National Labor Relations Act and engage in activities related to the performance of the contract.

(2) If the Contractor customarily posts notices to employees electronically, then the Contractor shall also post the required notice electronically by displaying prominently, on any website that is maintained by the Contractor and is customarily used for notices to employees about terms and conditions of employment, a link to the Department of Labor's website that contains the full text of the poster. The link to the Department's website, as referenced in (b)(3) of this section, must read, "Important Notice about Employee Rights to Organize and Bargain Collectively with Their Employers."

(b) This required employee notice, printed by the Department of Labor, may be-

(1) Obtained from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW., Room N-5609, Washington, DC 20210, (202) 693-0123, or from any field office of the Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2) Provided by the Federal contracting agency if requested;

(3) Downloaded from the Office of Labor-Management Standards Web site at http://www.dol.gov/olms/regs/compliance/EO13496.htm; or

(4) Reproduced and used as exact duplicate copies of the Department of Labor's official poster.

(c) The required text of the employee notice referred to in this clause is located at Appendix A, Subpart A, 29 CFR Part 471.

(d) The Contractor shall comply with all provisions of the employee notice and related rules, regulations, and orders of the Secretary of Labor.

(e) In the event that the Contractor does not comply with the requirements set forth in paragraphs (a) through (d) of this clause, this contract may be terminated or suspended in whole or in part, and the Contractor may be suspended or debarred in accordance with 29 CFR 471.14 and subpart 9.4. Such other sanctions or remedies may be imposed as are provided by 29 CFR part 471, which implements Executive Order 13496 or as otherwise provided by law.

(f) Subcontracts.

(1) The Contractor shall include the substance of this clause, including this paragraph (f), in every subcontract that exceeds $10,000 and will be performed wholly or partially in the United States, unless exempted by the rules, regulations, or orders of the Secretary of Labor issued pursuant to section 3 of Executive Order 13496 of January 30, 2009, so that such provisions will be binding upon each subcontractor.

(2) The Contractor shall not procure supplies or services in a way designed to avoid the applicability of Executive Order 13496 or this clause.

(3) The Contractor shall take such action with respect to any such subcontract as may be directed by the Secretary of Labor as a means of enforcing such provisions, including the imposition of sanctions for noncompliance.

(4) However, if the Contractor becomes involved in litigation with a subcontractor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

(End of clause)

52.227-11 Patent Rights-Ownership by the Contractor. (May 2014)

As prescribed in 27.303(b)(1), insert the following clause:

PATENT RIGHTS-OWNERSHIP BY THE CONTRACTOR (MAY 2014)

(a) As used in this clause-

Invention means any invention or discovery that is or may be patentable or otherwise protectable under title 35 of the U.S. Code, or any variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, *et seq*.)

Made means-

(1) When used in relation to any invention other than a plant variety, the conception or first actual reduction to practice of the invention; or

(2) When used in relation to a plant variety, that the Contractor has at least tentatively determined that the variety has been reproduced with recognized characteristics.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501 (a)), or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

"Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Subject invention means any invention of the Contractor made in the performance of work under this contract.

(b) *Contractor's rights.*
(1) *Ownership*. The Contractor may retain ownership of each subject invention throughout the world in accordance with the provisions of this clause.

(2) *License.*
(i) The Contractor shall retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, unless the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to any domestic subsidiaries and affiliates within the corporate structure of which the Contractor is a part, and includes the right to grant sublicenses to the extent the Contractor was legally obligated to do so at contract award. The license is transferable only with the written approval of the agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(ii) The Contractor's license may be revoked or modified by the agency to the extent necessary to achieve expeditious practical application of the subject invention in a particular country in accordance with the procedures in FAR 27.302(i)(2) and 27.304-1(f).

(c) *Contractor's obligations.*
(1) The Contractor shall disclose in writing each subject invention to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure shall identify the inventor(s) and this contract under which the subject invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding of the subject invention. The disclosure shall also identify any publication, on sale (*i.e.*, sale or offer for sale), or public use of the subject invention, or whether a manuscript describing the subject invention has been submitted for publication and, if so, whether it has been accepted for publication. In addition, after disclosure to the agency, the Contractor shall promptly notify the Contracting Officer of the acceptance of any manuscript describing the subject invention for publication and any on sale or public use.

(2) The Contractor shall elect in writing whether or not to retain ownership of any subject invention by notifying the Contracting Officer within 2 years of disclosure to the agency. However, in any case where publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The Contractor shall file either a provisional or a nonprovisional patent application or a Plant Variety Protection Application on an elected subject invention within 1 year after election. However, in any case where a publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the Contractor shall file the application prior to the end of that statutory period. If the Contractor files a provisional application, it shall file a nonprovisional application within 10 months of the filing of the provisional application. The Contractor shall file patent applications in additional countries or international patent offices within either 10 months of the first filed patent application (whether provisional or nonprovisional) or 6 months from the date permission is granted by the Commissioner of Patents to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) The Contractor may request extensions of time for disclosure, election, or filing under paragraphs (c)(1), (c)(2), and (c)(3) of this clause.

(d) *Government's rights-*
(1) *Ownership.* The Contractor shall assign to the agency, on written request, title to any subject invention-

(i) If the Contractor fails to disclose or elect ownership to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain ownership; provided, that the agency may request title only within 60 days after learning of the Contractor's failure to disclose or elect within the specified times.

(ii) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the agency, the Contractor shall continue to retain ownership in that country.

(iii) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(2) *License.* If the Contractor retains ownership of any subject invention, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced for or on its behalf, the subject invention throughout the world.

(e) *Contractor action to protect the Government's interest.*
(1) The Contractor shall execute or have executed and promptly deliver to the agency all instruments necessary to-

(i) Establish or confirm the rights the Government has throughout the world in those subject inventions in which the Contractor elects to retain ownership; and

(ii) Assign title to the agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection and plant variety protection for that subject invention in any country.

(2) The Contractor shall require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in the Contractor's format, each subject invention in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, as to the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U. S. or foreign statutory bars.

(3) The Contractor shall notify the Contracting Officer of any decisions not to file a nonprovisional patent application, continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response or filing period required by the relevant patent office.

(4) The Contractor shall include, within the specification of any United States nonprovisional patent or plant variety protection application and any patent or plant variety protection certificate issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by (identify the agency). The Government has certain rights in the invention."

(f) *Reporting on utilization of subject inventions*. The Contractor shall submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining utilization of the subject invention that are being made by the Contractor or its licensees or assignees. The reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and other data and information as the agency may reasonably specify. The Contractor also shall provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (h) of this clause. The Contractor also shall mark any utilization report as confidential/proprietary to help prevent inadvertent release outside the Government. As required by 35 U.S.C. 202(c)(5), the agency will not disclose that information to persons outside the Government without the Contractor's permission.

(g) *Preference for United States industry.* Notwithstanding any other provision of this clause, neither the Contractor nor any assignee shall grant to any person the exclusive right to use or sell any subject invention in the United States unless the person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for an agreement may be waived by the agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States, or that under the circumstances domestic manufacture is not commercially feasible.

(h) *March-in rights.* The Contractor acknowledges that, with respect to any subject invention in which it has retained ownership, the agency has the right to require licensing pursuant to 35 U.S.C. 203 and 210(c), and in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency in effect on the date of contract award.

(i) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it shall-

(1) Not assign rights to a subject invention in the United States without the written approval of the agency, except where an assignment is made to an organization that has as one of its primary functions the management of inventions, *provided*, that the assignee shall be subject to the same provisions as the Contractor;

(2) Share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (but through their agency if the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) Use the balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions for the support of scientific research or education; and

(4) Make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business concerns, and give a preference to a small business concern when licensing a subject invention if the Contractor determines that the small business concern has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business concerns; *provided*, that the Contractor is also satisfied that the small business concern has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Contractor.

(5) Allow the Secretary of Commerce to review the Contractor's licensing program and decisions regarding small business applicants, and negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of paragraph (i)(4) of this clause.

(j) *Communications.* ____________[Complete according to agency instructions.]

(k) *Subcontracts.*

(1) The Contractor shall include the substance of this clause, including this paragraph (k), in all subcontracts for experimental, developmental, or research work to be performed by a small business concern or nonprofit organization.

(2) The Contractor shall include in all other subcontracts for experimental, developmental, or research work the substance of the patent rights clause required by FAR subpart 27.3.

(3) At all tiers, the patent rights clause must be modified to identify the parties as follows: references to the Government are not changed, and the subcontractor has all rights and obligations of the Contractor in the clause. The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(4) In subcontracts, at any tier, the agency, the subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes statute in connection with proceedings under paragraph (h) of this clause.

(End of clause)

52.227-20 Rights in Data-SBIR Program. (May 2014)

As prescribed in 27.409(h), insert the following clause:

RIGHTS IN DATA-SBIR PROGRAM (MAY 2014)

(a) *Definitions*. As used in this clause-

Computer database or "database" means a collection of recorded information in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

Computer software-

(1) Means.

(i) Computer programs that comprise a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations; and

(ii) Recorded information comprising source code listings, design details, algorithms, processes, flow charts, formulas, and related material that would enable the computer program to be produced, created, or compiled.

(2) Does not include computer databases or computer software documentation.

Computer software documentation means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

Data means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing or management information.

Form, fit, and function data means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, and data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements. For computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithms, processes, formulas, and flow charts of the software.

Limited rights data means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

Restricted computer software means computer software developed at private expense and that is a trade secret, is commercial or financial and confidential or privileged, or is copyrighted computer software, including minor modifications of the computer software.

SBIR data means data first produced by a Contractor that is a small business concern in performance of a small business innovation research contract issued under the authority of 15 U.S.C. 638, which data are not generally known, and which data without obligation as to its confidentiality have not been made available to others by the Contractor or are not already available to the Government.

SBIR rights means the rights in SBIR data set forth in the SBIR Rights Notice of paragraph (d) of this clause.

Technical data means recorded information (regardless of the form or method of the recording) of a scientific or technical nature (including computer databases and computer software documentation). This term does not include computer software or financial, administrative, cost or pricing, or management data or other information incidental to contract administration. The term includes recorded information of a scientific or technical nature that is included in computer databases. (See 41 U.S.C. 116.)

Unlimited rights means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.

(b) Allocation of rights.

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in-

(i) Data specifically identified in this contract as data to be delivered without restriction;

(ii) Form, fit, and function data delivered under this contract;

(iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and

(iv) All other data delivered under this contract unless provided otherwise for SBIR data in accordance with paragraph (d) of this clause or for limited rights data or restricted computer software in accordance with paragraph (f) of this clause.

(2) The Contractor shall have the right to-

(i) Assert copyright in data first produced in the performance of this contract to the extent provided in paragraph (c)(1) of this clause;

(ii) Protect SBIR rights in SBIR data delivered under this contract in the manner and to the extent provided in paragraph (d) of this clause;

(iii) Substantiate use of, add, or correct SBIR rights or copyright notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and

(iv) Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (f) of this clause.

(c) Copyright-

(1) Data first produced in the performance of this contract. (i) Except as otherwise specifically provided in this contract, the Contractor may assert copyright subsisting in any data first produced in the performance of this contract.

(ii) When asserting copyright, the Contractor shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and an acknowledgment of Government sponsorship (including contract number).

(iii) For data other than computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the Government.

(2) *Data not first produced in the performance of this contract.* The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data that are not first produced in the performance of this contract unless the Contractor (i) identifies such data and (ii) grants to the Government, or acquires on its behalf, a license of the same scope as set forth in paragraph (c)(1) of this clause.

(3) *Removal of copyright notices.* The Government will not remove any copyright notices placed on data pursuant to this paragraph (c), and will include such notices on all reproductions of the data.

(d) Rights to SBIR data.

(1) The Contractor is authorized to affix the following "SBIR Rights Notice" to SBIR data delivered under this contract and the Government will treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with the notice: SBIR Rights Notice (DEC 2007) These SBIR data are furnished with SBIR rights under Contract No.N0001425C1111 (and subcontract ____, if appropriate). For a period of 4 years, unless extended in accordance with FAR 27.409(h), after acceptance of all items to be delivered under this contract, the Government will use these data for Government purposes only, and they shall not be disclosed outside the Government (including disclosure for procurement purposes) during such period without permission of the Contractor, except that, subject to the foregoing use and disclosure prohibitions, these data may be disclosed for use by support Contractors. After the protection period, the Government has a paid-up license to use, and to authorize others to use on its behalf, these data for Government purposes, but is relieved of all disclosure prohibitions and assumes no liability for unauthorized use of these data by third parties. This notice shall be affixed to any reproductions of these data, in whole or in part. (End of notice)

(2) The Government's sole obligation with respect to any SBIR data shall be as set forth in this paragraph (d).

(e) Omitted or incorrect markings.

(1) Data delivered to the Government without any notice authorized by paragraph (d) of this clause shall be deemed to have been furnished with unlimited rights. The Government assumes no liability for the disclosure, use, or reproduction of such data.

(2) If the unmarked data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer in writing for good cause shown) after delivery of the data, permission to have authorized notices placed on the data at the Contractor's expense, and the Contracting Officer may agree to do so if the Contractor-

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure or use of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(3) If the data has been marked with an incorrect notice, the Contracting Officer may-

(i) Permit correction of the notice at the Contractor's expense, if the Contractor identifies the data and demonstrates that the correct notice is authorized; or

(ii) Correct any incorrect notices.

(f) *Protection of limited rights data and restricted computer software.* The Contractor may withhold from delivery qualifying limited rights data and restricted computer software that are not identified in paragraphs (b)(1)(i), (ii), and (iii) of this clause. As a condition to this withholding, the Contractor shall identify the data being withheld, and furnish form, fit, and function data instead.

(g) *Subcontracting.* The Contractor shall obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government those rights, the Contractor shall promptly notify the Contracting Officer of the refusal and not proceed with the subcontract award without further authorization in writing from the Contracting Officer.

(h) *Relationship to patents.* Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(End of clause)

52.232-2 Payments under Fixed-Price Research and Development Contracts. (Apr 1984)

As prescribed in 32.111(a)(2), insert the following clause, as appropriately modified with respect to payment due dates in accordance with agency regulations, in solicitations and contracts when a fixed-price research and development contract is contemplated:

PAYMENTS UNDER FIXED-PRICE RESEARCH AND DEVELOPMENT CONTRACTS (APR 1984)

The Government shall pay the Contractor, upon submission of proper invoices or vouchers, the prices stipulated in this contract for work delivered or rendered and accepted, less any deductions provided in this contract. Unless otherwise specified, payment shall be made upon acceptance of any portion of the work delivered or rendered for which a price is separately stated in the contract.

(End of clause)

52.232-8 Discounts for Prompt Payment. (Feb 2002)

As prescribed in 32.111(b)(1), insert the following clause:

DISCOUNTS FOR PROMPT PAYMENT (FEB 2002)

(a) Discounts for prompt payment will not be considered in the evaluation of offers. However, any offered discount will form a part of the award, and will be taken if payment is made within the discount period indicated in the offer by the offeror. As an alternative to offering a discount for prompt payment in conjunction with the offer, offerors awarded contracts may include discounts for prompt payment on individual invoices.

(b) In connection with any discount offered for prompt payment, time shall be computed from the date of the invoice. If the Contractor has not placed a date on the invoice, the due date shall be calculated from the date the designated billing office receives a proper invoice, provided the agency annotates such invoice with the date of receipt at the time of receipt. For the purpose of computing the discount earned, payment shall be considered to have been made on the date that appears on the payment check or, for an electronic funds transfer, the specified payment date. When the discount date falls on a Saturday, Sunday, or legal holiday when Federal Government offices are closed and Government business is not expected to be conducted, payment may be made on the following business day.

(End of clause)

52.232-25 Prompt Payment. (Jan 2017)

As prescribed in 32.908(c), insert the following clause:

PROMPT PAYMENT (JAN 2017)

Notwithstanding any other payment clause in this contract, the Government will make invoice payments under the terms and conditions specified in this clause. The Government considers payment as being made on the day a check is dated or the date of an electronic funds transfer (EFT). Definitions of pertinent terms are set forth in sections 2.101, 32.001, and 32.902 of the Federal Acquisition Regulation. All days referred to in this clause are calendar days, unless otherwise specified. (However, see paragraph (a)(4) of this clause concerning payments due on Saturdays, Sundays, and legal holidays.)

(a) Invoice payments-

(1) Due date. (i) Except as indicated in paragraphs (a)(2) and (c) of this clause, the due date for making invoice payments by the designated payment office is the later of the following two events:

(A) The 30 thday after the designated billing office receives a proper invoice from the Contractor (except as provided in paragraph (a)(1)(ii) of this clause).

(B) The 30 thday after Government acceptance of supplies delivered or services performed. For a final invoice, when the payment amount is subject to contract settlement actions, acceptance is deemed to occur on the effective date of the contract settlement.

(ii) If the designated billing office fails to annotate the invoice with the actual date of receipt at the time of receipt, the invoice payment due date is the 30 thday after the date of the Contractor's invoice, provided the designated billing office receives a proper invoice and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

(2) Certain food products and other payments.

(i) Due dates on Contractor invoices for meat, meat food products, or fish; perishable agricultural commodities; and dairy products, edible fats or oils, and food products prepared from edible fats or oils are-

(A) For meat or meat food products, as defined in section 2(a)(3) of the Packers and Stockyard Act of1921 (7 U.S.C.182(3)), and as further defined in Pub.L.98-181, including any edible fresh or frozen poultry meat, any perishable poultry meat food product, fresh eggs, and any perishable egg product, as close as possible to, but not later than, the 7 thday after product delivery.

(B) For fresh or frozen fish, as defined in section 204(3) of the Fish and Seafood Promotion Act of1986 (16 U.S.C.4003(3)), as close as possible to, but not later than, the 7 thday after product delivery.

(C) For perishable agricultural commodities, as defined in section 1(4) of the Perishable Agricultural Commodities Act of1930 (7 U.S.C.499a(4)), as close as possible to, but not later than, the 10 thday after product delivery, unless another date is specified in the contract.

(D) For dairy products, as defined in section 111(e) of the Dairy Production Stabilization Act of1983 (7 U.S.C.4502(e)), edible fats or oils, and food products prepared from edible fats or oils, as close as possible to, but not later than, the 10 thday after the date on which a proper invoice has been received. Liquid milk, cheese, certain processed cheese products, butter, yogurt, ice cream, mayonnaise, salad dressings, and other similar products, fall within this classification. Nothing in the Act limits this classification to refrigerated products. When questions arise regarding the proper classification of a specific product, prevailing industry practices will be followed in specifying a contract payment due date. The burden of proof that a classification of a specific product is, in fact, prevailing industry practice is upon the Contractor making the representation.

(ii) If the contract does not require submission of an invoice for payment (*e.g.,* periodic lease payments), the due date will be as specified in the contract.

(3) *Contractor's invoice*. The Contractor shall prepare and submit invoices to the designated billing office specified in the contract. A proper invoice must include the items listed in paragraphs (a)(3)(i) through (a)(3)(x) of this clause. If the invoice does not comply with these requirements, the designated billing office will return it within 7 days after receipt (3 days for meat, meat food products, or fish; 5 days for perishable agricultural commodities, dairy products, edible fats or oils, and food products prepared from edible fats or oils), with the reasons why it is not a proper invoice. The Government will take into account untimely notification when computing any interest penalty owed the Contractor.

(i) Name and address of the Contractor.

(ii) Invoice date and invoice number. (The Contractor should date invoices as close as possible to the date of the mailing or transmission.)

(iii) Contract number or other authorization for supplies delivered or services performed (including order number and line item number).

(iv) Description, quantity, unit of measure, unit price, and extended price of supplies delivered or services performed.

(v) Shipping and payment terms (*e.g.,* shipment number and date of shipment, discount for prompt payment terms). Bill of lading number and weight of shipment will be shown for shipments on Government bills of lading.

(vi) Name and address of Contractor official to whom payment is to be sent (must be the same as that in the contract or in a proper notice of assignment).

(vii) Name (where practicable), title, phone number, and mailing address of person to notify in the event of a defective invoice.

(viii) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.

(ix) Electronic funds transfer (EFT) banking information.

(A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.

(B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision (*e.g.,* 52.232-38, Submission of Electronic Funds Transfer Information with Offer), contract clause (*e.g.,* 52.232-33, Payment by Electronic Funds Transfer-System for Award Management, or 52.232-34, Payment by Electronic Funds Transfer-Other Than System for Award Management), or applicable agency procedures.

(C) EFT banking information is not required if the Government waived the requirement to pay by EFT.

(x) Any other information or documentation required by the contract (*e.g.,* evidence of shipment).

(4) *Interest penalty*. The designated payment office will pay an interest penalty automatically, without request from the Contractor, if payment is not made by the due date and the conditions listed in paragraphs (a)(4)(i) through (a)(4)(iii) of this clause are met, if applicable. However, when the due date falls on a Saturday, Sunday, or legal holiday, the designated payment office may make payment on the following working day without incurring a late payment interest penalty.

(i) The designated billing office received a proper invoice.

(ii) The Government processed a receiving report or other Government documentation authorizing payment, and there was no disagreement over quantity, quality, or Contractor compliance with any contract term or condition.

(iii) In the case of a final invoice for any balance of funds due the Contractor for supplies delivered or services performed, the amount was not subject to further contract settlement actions between the Government and the Contractor.

(5) *Computing penalty amount*. The Government will compute the interest penalty in accordance with the Office of Management and Budget prompt payment regulations at 5 CFR Part 1315.

(i) For the sole purpose of computing an interest penalty that might be due the Contractor, Government acceptance is deemed to occur constructively on the 7 thday (unless otherwise specified in this contract) after the Contractor delivers the supplies or performs the services in accordance with the terms and conditions of the contract, unless there is a disagreement over quantity, quality, or Contractor compliance with a contract provision. If actual acceptance occurs within the constructive acceptance period, the Government will base the determination of an interest penalty on the actual date of acceptance. The constructive acceptance requirement does not, however, compel Government officials to accept supplies or services, perform contract administration functions, or make payment prior to fulfilling their responsibilities.

(ii) The prompt payment regulations at 5 CFR1315.10(c) do not require the Government to pay interest penalties if payment delays are due to disagreement between the Government and the Contractor over the payment amount or other issues involving contract compliance, or on amounts temporarily withheld or retained in accordance with the terms of the contract. The Government and the Contractor shall resolve claims involving disputes and any interest that may be payable in accordance with the clause at FAR 52.233-1, Disputes.

(6) *Discounts for prompt payment*. The designated payment office will pay an interest penalty automatically, without request from the Contractor, if the Government takes a discount for prompt payment improperly. The Government will calculate the interest penalty in accordance with the prompt payment regulations at 5 CFR Part 1315.

(7) Additional interest penalty.
(i) The designated payment office will pay a penalty amount, calculated in accordance with the prompt payment regulations at 5 CFR Part 1315 in addition to the interest penalty amount only if-

(A) The Government owes an interest penalty of $1 or more;

(B) The designated payment office does not pay the interest penalty within 10 days after the date the invoice amount is paid; and

(C) The Contractor makes a written demand to the designated payment office for additional penalty payment, in accordance with paragraph (a)(7)(ii) of this clause, postmarked not later than 40 days after the invoice amount is paid.

(ii)
(A) The Contractor shall support written demands for additional penalty payments with the following data. The Government will not request any additional data. The Contractor shall-

(1) Specifically assert that late payment interest is due under a specific invoice, and request payment of all overdue late payment interest penalty and such additional penalty as may be required;

(2) Attach a copy of the invoice on which the unpaid late payment interest is due; and

(3) State that payment of the principal has been received, including the date of receipt.

(B) If there is no postmark or the postmark is illegible-

(1) The designated payment office that receives the demand will annotate it with the date of receipt, provided the demand is received on or before the 40th day after payment was made; or

(2) If the designated payment office fails to make the required annotation, the Government will determine the demand's validity based on the date the Contractor has placed on the demand, provided such date is no later than the 40th day after payment was made.

(iii) The additional penalty does not apply to payments regulated by other Government regulations (*e.g.,* payments under utility contracts subject to tariffs and regulation).

(b) *Contract financing payment*. If this contract provides for contract financing, the Government will make contract financing payments in accordance with the applicable contract financing clause.

(c) *Fast payment procedure due dates*. If this contract contains the clause at 52.213-1, Fast Payment Procedure, payments will be made within 15 days after the date of receipt of the invoice.

(d) *Overpayments*. If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall-

(1) Remit the overpayment amount to the payment office cited in the contract along with a description of the overpayment including the-

(i) Circumstances of the overpayment (*e.g.*, duplicate payment, erroneous payment, liquidation errors, date(s) of overpayment);

(ii) Affected contract number and delivery order number if applicable;

(iii) Affected line item or subline item, if applicable; and

(iv) Contractor point of contact.

(2) Provide a copy of the remittance and supporting documentation to the Contracting Officer.

(End of clause)

52.252-2 Clauses Incorporated by Reference. (Feb 1998)

As prescribed in 52.107(b), insert the following clause:

CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

https://www.acquisition.gov/ ____ ____[Insert one or more Internet addresses]

(End of clause)

52.252-4 Alterations in Contract. (Apr 1984)

As prescribed in 52.107(d), insert the following clause in solicitations and contracts in order to revise or supplement, as necessary, other parts of the contract, or parts of the solicitation that apply after contract award, except for any clause authorized for use with a deviation. Include clear identification of what is being altered.

ALTERATIONS IN CONTRACT (APR 1984)

Portions of this contract are altered as follows:

Revisions or supplements after issuance of the solicitation or contract award will occur via amendment or modification. ____ ____

(End of clause)

52.252-6 Authorized Deviations in Clauses. (Nov 2020)

As prescribed in 52.107(f), insert the following clause in solicitations and contracts that include any FAR or supplemental clause with an authorized deviation. Whenever any FAR or supplemental clause is used with an authorized deviation, the contracting officer shall identify it by the same number, title, and date assigned to the clause when it is used without deviation, include regulation name for any supplemental clause, except that the contracting officer shall insert "(DEVIATION)" after the date of the clause.

AUTHORIZED DEVIATIONS IN CLAUSES (NOV 2020)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any Defense Federal Acquisition Regulation[insert regulation name] (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

DFARS Clauses Incorporated by Full Text

252.232-7007 Limitation of Government's Obligation. (Apr 2014)

As prescribed in 232.706-70, use the following clause:

LIMITATION OF GOVERNMENT'S OBLIGATION (APR 2014)

(a) Contract line item(s) *[Contracting Officer insert after negotiations]* is/are incrementally funded. For this/these item(s), the sum of $ _ *[Contracting Officer insert after negotiations]* of the total price is presently available for payment and allotted to this contract. An allotment schedule is set forth in paragraph (j) of this clause.

(b) For item(s) identified in paragraph (a) of this clause, the Contractor agrees to perform up to the point at which the total amount payable by the Government, including reimbursement in the event of termination of those item(s) for the Government's convenience, approximates the total amount currently allotted to the contract. The Contractor is not authorized to continue work on those item(s) beyond that point. The Government will not be obligated in any event to reimburse the Contractor in excess of the amount allotted to the contract for those item(s) regardless of anything to the contrary in the clause entitled "Termination for Convenience of the Government." As used in this clause, the total amount payable by the Government in the event of termination of applicable contract line item(s) for convenience includes costs, profit, and estimated termination settlement costs for those item(s).

(c) Notwithstanding the dates specified in the allotment schedule in paragraph (j) of this clause, the Contractor will notify the Contracting Officer in writing at least ninety days prior to the date when, in the Contractor's best judgment, the work will reach the point at which the total amount payable by the Government, including any cost for termination for convenience, will approximate 85 percent of the total amount then allotted to the contract for performance of the applicable item(s). The notification will state (1) the estimated date when that point will be reached and (2) an estimate of additional funding, if any, needed to continue performance of applicable line items up to the next scheduled date for allotment of funds identified in paragraph (j) of this clause, or to a mutually agreed upon substitute date. The notification will also advise the Contracting Officer of the estimated amount of additional funds that will be required for the timely performance of the item(s) funded pursuant to this clause, for a subsequent period as may be specified in the allotment schedule in paragraph (j) of this clause or otherwise agreed to by the parties. If after such notification additional funds are not allotted by the date identified in the Contractor's notification, or by an agreed substitute date, the Contracting Officer will terminate any item(s) for which additional funds have not been allotted, pursuant to the clause of this contract entitled "Termination for Convenience of the Government."

(d) When additional funds are allotted for continued performance of the contract line item(s) identified in paragraph (a) of this clause, the parties will agree as to the period of contract performance which will be covered by the funds. The provisions of paragraphs (b) through (d) of this clause will apply in like manner to the additional allotted funds and agreed substitute date, and the contract will be modified accordingly.

(e) If, solely by reason of failure of the Government to allot additional funds, by the dates indicated below, in amounts sufficient for timely performance of the contract line item(s) identified in paragraph (a) of this clause, the Contractor incurs additional costs or is delayed in the performance of the work under this contract and if additional funds are allotted, an equitable adjustment will be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable) of the item(s), or in the time of delivery, or both. Failure to agree to any such equitable adjustment hereunder will be a dispute concerning a question of fact within the meaning of the clause entitled "Disputes."

(f) The Government may at any time prior to termination allot additional funds for the performance of the contract line item(s) identified in paragraph (a) of this clause.

(g) The termination provisions of this clause do not limit the rights of the Government under the clause entitled "Default." The provisions of this clause are limited to the work and allotment of funds for the contract line item(s) set forth in paragraph (a) of this clause. This clause no longer applies once the contract is fully funded except with regard to the rights or obligations of the parties concerning equitable adjustments negotiated under paragraphs (d) and (e) of this clause.

(h) Nothing in this clause affects the right of the Government to terminate this contract pursuant to the clause of this contract entitled "Termination for Convenience of the Government."

(i) Nothing in this clause shall be construed as authorization of voluntary services whose acceptance is otherwise prohibited under 31 U.S.C. 1342.

(j) The parties contemplate that the Government will allot funds to this contract in accordance with the following schedule:

On execution of contract	$ ____
(month) (day), (year)	$ ____
(month) (day), (year)	$ ____

(month) (day), (year)	$ ____

(End of clause)

252.235-7010 Acknowledgment of Support and Disclaimer. (May 1995)

As prescribed in 235.072(c), use the following clause:

ACKNOWLEDGMENT OF SUPPORT AND DISCLAIMER (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the ____(name of contracting agency(ies)) under Contract No. [redacted] Contracting agency(ies) contract number(s)).

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the ____(name of contracting agency(ies)).

(End of clause)

List of Attachments

Exhibits:

Id	Exhibit Name	Exhibit Description	Reference Identifier	Date	Line Item
A	Exhibit A CDRLs	Contract Data Requirements List (CDRL)		13 Mar 2025	
B	Enclosure 1 Instructions for Distribution	Contract Data Requirements List (CDRL)		13 Mar 2025	

Attachments:

Number	Attachment Name	Attachment Description	Reference Identifier	Date
01	SOW	Statement of Work		13 Mar 2025
02	[redacted]	Contract Security Classification Specification (DD 254)		13 Mar 2025
03	Data Rights Assertion			17 Mar 2025